AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 3rd day of December, 2015, to the Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”), on behalf of its separate series listed on Amended Exhibit CC attached hereto (as amended from time to time), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Fund Administration Servicing Agreement; and

WHEREAS, the parties desire to amend the listed series of the Trust to add the Scharf Alpha Opportunity Fund; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit CC is hereby superseded and replaced with the Amended Exhibit CC attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

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Amended Exhibit CC to the Advisors Series Trust Fund Administration Servicing Agreement

Separate Series of Scharf Investments, LLC

Name of Series                                                                                                                   Date Added
Scharf Fund
Scharf Balanced Opportunity Fund
Scharf Global Opportunity Fund
Scharf Alpha Opportunity Fund                                                                                     On or after December 3, 2015
Multiple Series Trust FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at October, 2014
Annual Fee Based Upon Average Net Assets Per Fund*
10 basis points on the first $[   ]
 8 basis points on the next $[   ]
5 basis points on the balance
Minimum annual fee:  $[   ] per fund for the first 4 years; $[   ] per fund thereafte
▪ Additional fee of $[   ] for each additional class
▪ Additional fee of $[   ] per manager/sub-advisor per fund
Services Included in Annual Fee Per Fund
▪ Daily Performance Reporting
▪ Advisor Information Source Web Portal
▪ USBFS Legal Administration (e.g., registration statement update)

CCO Annual Fees (Per Advisor Relationship/Fund)*
▪ $[   ] /fund (subject to change based on Board review and approval)
▪ $[   ] / sub-advisor per fund

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs (including GICS, MSCI, etc), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.
Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board book portal (BookMark), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s Signature not required at December 3, 2015 as the fund administration fees are not changing.

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Amended Exhibit CC (continued) to the Advisors Series Trust Fund Administration Servicing Agreement

FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at December, 2011
Annual Legal Administration (INCLUDED IN ANNUAL FEE)
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪ $[   ] additional minimum

Additional Services (NOT INCLUDED IN ANNUAL FEE)
▪ New fund launch – as negotiated based upon specific requirements
▪ Subsequent new fund launch – $[   ] /project
▪ Subsequent new share class launch – $[   ] /project
▪ Multi-managed funds – as negotiated based upon specific requirements
▪ Proxy – as negotiated based upon specific requirements
Daily Compliance Services (Charles River)
▪ Base fee – $[   ] /fund per year
▪ Setup – $[   ] /fund group
▪ Data Feed  – $[   ] /security per month
Section 15(c) Reporting
▪ $[   ] /fund per report – first class
▪ $[   ] /additional class report
Equity Attribution (Morningstar Direct)
▪ $[   ] first user
▪ $[   ] second user
▪ $[   ] thereafter
BookMark Electronic Board Book Portal
▪ USBFS will establish a central, secure portal for Board materials using a unique client board URL.
▪ Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings.
▪ Features password-protected, encrypted servers with automatic failover.
▪ Training and ongoing system support.
▪ Accessible from your smart phone or iPad.
▪ Allows multiple users to access materials concurrently.
▪ Searchable archive.
▪ Ability to make personal comments.
Annual Fee
▪ 0-10 users - $[   ] (includes 3 GB of storage)
▪ 10-20 users - $[   ]
▪ 20-30 users - $[   ]
▪ 30-40 users - $[   ]
Additional Storage:  3 GB included in annual charge; $[   ] for each additional 5 GB of storage

Daily Pre- and Post-Tax Performance Reporting (INCLUDED IN ANNUAL FEE)
▪ Performance Service – $[   ] /CUSIP per month
▪ Setup – $[   ] /CUSIP
▪ Conversion – quoted separately
▪ FTP Delivery – $[   ] setup /FTP site

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